Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Stephen E. Croskrey, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Amendment 1 to the Annual Report of Danimer Scientific, Inc. on Form 10-K for the fiscal year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Danimer Scientific, Inc. at the dates and for the periods indicated.

Date: May 14, 2021

By:	/s/ Stephen E. Croskrey
Stephen E. Croskrey
Chief Executive Officer (Principal Executive Officer)

I, John A. Dowdy, III, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Amendment 1 to the Annual Report of Danimer Scientific, Inc. on Form 10-K for the fiscal year ended December 31, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Danimer Scientific, Inc. at the dates and for the periods indicated.

Date: May 14, 2021

By:	/s/ John A. Dowdy, III
John A. Dowdy, III
Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Danimer Scientific, Inc. and will be retained by Danimer Scientific, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.